SENTRY ACCOUNTING, INC.
                         321 N. Kentucky Avenue, Suite 1
                               Lakeland, FL 33801

                                 ---------------

           INFORMATION STATEMENT PURSUANT TO SECTIONS 14(C) AND 14(F)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                                 ---------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                ----------------

     This Information Statement (the "Information Statement") is being mailed on or about July 12, 1999 to the holders of record at the close of business on July 2, 1999, of the common stock, no par value (the "Common Stock") of Sentry Accounting, Inc. (the "Company"), in connection with the Company's possible acquisition of TravelNow.com Inc. ("TravelNow") and appointment of certain persons to the Board of Directors of the Company other than at a meeting of the shareholders of the Company.

     This Information Statement is also being mailed to the Company's shareholders in connection with a proposed action by written consent to authorize and approve: Amendments to the Company's Certificate of Incorporation to (a) change the name of the Company to "TravelNow.com Inc."; (b) to authorize a class of Preferred Stock, consisting of 25,000,000 authorized shares, no par value and to authorize the Board of Directors to issue such Preferred Stock in one or more series, without further approval of stockholders of the Company and permit the Board of Directors to establish the attributes of any series of Preferred Stock prior to the issuance of any such series. Members of the Board of Directors and officers own or have voting authority for 2,001,000 shares of Common Stock. These shareholdings represent approximately 80.2894% of the total outstanding votes of all issued and outstanding Common Stock of the Company and are sufficient to take the proposed action on the record date of July 2, 1999. Dissenting shareholders do not have any statutory appraisal rights as a result of the action taken. All members of the Board of Directors have indicated their intentions to execute written consents in favor of the proposed action on behalf of the shares of the Company which they own or for which they have voting authority. The Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

     Pursuant to the provisions of Florida law and the Company's Certificate of Incorporation, the amendments require the approval of a majority of such shares. Accordingly, the vote of the Board is sufficient to approve these matters, which the Company's management believes is in the best interests of the Company and its shareholders.

     This   Information   Statement  is  being   distributed   pursuant  to  the
requirements of Sections 14(c) and 14(f) of the Securities Exchange Act of 1934.

     The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

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


               INFORMATION RELATING TO THE COMPANY'S COMMON STOCK

     The shares of Common Stock are the only class of voting securities of the Company outstanding. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of July 2, 1999 the Company had 2,491,000 shares of the common stock outstanding.


                        CHANGE OF CONTROL OF THE COMPANY

     The Company has been negotiating the terms of an Agreement and Plan of Reorganization (the "Agreement") to acquire (the "Acquisition") 100% of the issued and outstanding common stock of TravelNow for an aggregate of 1,475,533 shares of common stock of the Company. The Company is hopeful that the Acquisition will close on or about July 15, 1999. Pursuant to the Agreement, the Company will issue an aggregate 1,475,533 shares of Common Stock to the TravelNow shareholders and retire certain shares owned by present management. Accordingly, assuming the closing with TravelNow, the new combined entity will have approximately 1,966,533 shares issued and outstanding.

     The Agreement will be filed with the Company's Form 8-K as soon after it is completed as an exhibit which will be filed via EDGAR with the Securities and Exchange Commission. Further information concerning the acquisition of TravelNow will be available upon the closing of the Acquisition. The description in this Information Statement of the Agreement and its terms and conditions is qualified in its entirety by reference to the Agreement and the respective exhibits and schedules thereto and is not, and does not purport to be, complete.

     Based on the negotiations to date, upon the closing of the Acquisition, TravelNow's shareholders will own approximately 75% of the outstanding Common Stock and will be able to elect new directors and officers either at a meeting of shareholders or by written consent.




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

                               BOARD OF DIRECTORS

General

     Management of the Company, prior to the Acquisition (collectively referred to as "Prior Management") is set forth below:

     Name                             Position
     ----                             --------

     Teresa B. Crowley                Chairman of the Board, Chief Executive
                                      Officer, President and Secretary


     Prior Management will resign effective as of the closing of the Acquisition (scheduled for on or about July 15, 1999 or ten days following the mailing of this Information Statement, whichever is later) and the following individuals (collectively referred to as "New Management") will be nominated to assume the positions set forth next to their names:

     Name                      Age          Position
     ----                      ---          --------

     Jeff Wasson               25           Chairman of the Board and President

     Chris Noble               27           Chief Executive Officer, Secretary
                                            and Director

Jeff Wasson, Chairman of the Board and President: Mr. Wasson co-founded TravelNow in 1995, Mr. Wasson has been responsible for the day to day operations of the Company. Mr. Wasson has helped develop the first unbiased centralized hotel directory and reservation system on the Internet, has formed strategic links with more than 10,000 Internet sites and is responsible for making personnel decisions. From 1991-1995 Mr. Wasson was a student at the University of Missouri majoring in Travel and Tourism where he completed 116 hours before departing to work full time on the business concepts of TravelNow.

Chris Noble, Chief Executive Officer, Secretary and Director: Mr. Noble co-founded TravelNow in 1995. Since 1995, Mr. Noble has been responsible for the development of software utilized by TravelNow. Mr. Noble assisted in the development of the first unbiased centralized hotel directory and reservation system. Mr. Noble has also created a powerful presence in the on-line community by corresponding with thousands of web sites to develop strategic link partnerships. Prior to 1995 Mr. Noble was a student at both Southwest Missouri State University and Southwest Texas State University.

     Each member of New Management has been nominated to serve in such position until the next annual meeting of shareholders and until their successors have been duly elected and shall have qualified.


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

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date information concerning ownership of the Company's securities by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group; and
(iv) each person known to the Company to be the beneficial owner of more than five percent of each class:

                    Name and Address(1)        Amount and Nature      Percent of
Title of Class    of  Beneficial Owner(2)   of Beneficial Ownership   Class(3)
--------------    -----------------------   -----------------------   --------
Common Stock      Teresa B. Crowley               2,000,000(4)        80.2890%
                  Donald R. Mastropietro              1,000             .0004%

All executive
 officers and
 Directors as
 a Group
 (2 persons)                                      2,001,000           80.2894%

-------------

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Sentry Accounting, Inc., 321 N. Kentucky Avenue, Suite 1, Lakeland, FL 33801.

(2)  Beneficial  ownership has been  determined  in  accordance  with Rule 13d-3
     under  the  Exchange  Act  and  unless  otherwise   indicated,   represents
     securities for which the beneficial owner has sole voting and investment power.

(3)  Based upon 2,491,000 shares outstanding on July 2, 1999.

(4) Held in the name TBC Investments, Inc., a Florida corporation solely owned by Teresa B. Crowley.




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

                             EXECUTIVE COMPENSATION


Name of Individual               Capacity                     Year First Elected
------------------               --------                     ------------------

Teresa B. Crowley                President                           1998
Donald R. Mastropietro           Vice President                      1996


     Ms. Crowley is employed by the Company at an annual salary of $48,000 beginning in January, 1999. In 1998, Ms. Crowley received $3,000. Ms. Crowley does not have an employment agreement with the Company.

     Mr. Mastropietro is employed by the Company at an annual salary of $40,000 beginning in January, 1999. In 1996, Mr. Mastropietro received no compensation. In 1997 and 1998, Mr. Mastropietro received $12,650 and $10,500 respectively. Mr. Mastropietro does not have an employment agreement with the Company.

     Sentry's directors are not compensated and the Company has no compensation plan for its directors. The Company's directors are elected by the shareholders at an annual meeting. The last annual meeting was held on April 7, 1998 at which time one of the two available seats was filled by Mr. Mastropietro. On September 30, 1998, by unanimous vote of the board, Ms. Crowley was added to the board to serve until the next annual meeting or until her successor was duly qualified, and on that date, Mr. Mastropietro resigned.


                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     The Company's board of directors, in anticipation of closing the above described transaction, approved amendments to the Company's Certificate of Incorporation to (a) change the name of the Company to TravelNow.com Inc.; (b) to authorize a class of Preferred Stock, consisting of 25,000,000 authorized shares, no par value and to authorize the Board of Directors to issue such Preferred Stock in one or more series, without further approval of stockholders of the Company and permit the Board of Directors to establish the attributes of any series of Preferred Stock prior to the issuance of any such series. The Board, which holds approximately 80.2894% of the Company's common stock has approved these actions and will vote their shares in favor of these matters at the meeting.

Change of Corporate Name

     The Company is negotiating an Agreement and Plan of Reorganization ("Agreement") with shareholders owning 100% of TravelNow.com Inc. ("TravelNow") regarding the potential acquisition by the Company of all of the issued and outstanding common stock of TravelNow. At present, if negotiations continue, it is anticipated that a closing will occur on or about July 15, 1999 and management believes it is prudent to take the necessary corporate actions to consummate the acquisition. In the event the closing does not occur, the Company will maintain its present name.

     The change of corporate name will become effective upon the filing with the Secretary of State of an amendment to the Company's Certificate of Incorporation which states that, upon the filing of the Certificate of Amendment the name of the Corporation will be TravelNow.com Inc.

Authorization of Preferred Stock

     Shares of the Company's Preferred Stock authorized by the proposed amendment may be used in connection with the acquisition of one or more corporations or business entities, may be issued in order to augment the capital of the company or may be issued for any other general corporate transaction or purpose. If the stockholders approve the proposed amendment, the Board of Directors of the Company will be authorized to issue all of the Preferred Stock in one or more series in such transactions as the Board of Directors deems appropriate without further stockholder approval. A majority vote of the issued and outstanding shares of the Company is required for approval of the proposed amendment.

     The Certificate of Incorporation of the Company as amended presently does not authorize the Company to issue any class of Preferred Stock. The proposed amendment to the Certificate of Incorporation authorizes a class of Preferred Stock consisting of 25,000,000 shares, no par value per share, and further authorizes the Board of Directors to issue the Preferred Stock in one or more series and permits the Board of Directors to establish the attributes of each series of Preferred Stock prior to the issuance thereof. Thus, the terms of the proposed securities, including dividends or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board of Directors.

     The Board of Directors believes it is advisable to authorize the Preferred Stock so that there will be sufficient shares available for issuance for such purposes as the Board of Directors may determine to be in the best interest of the Company. There may be, however, certain disadvantages to the additional flexibility afforded the Company as a result of the authorization of a class of Preferred Stock. The adoption of the proposed amendment will permit the Company to issue shares of Preferred Stock having voting rights, thus diluting the voting and ownership interest of existing shareholders. Such action may have the effect of discouraging potential purchasers from making a tender offer or other unilateral attempt to take over or obtain control of the Company since the issuance of shares of voting Preferred Stock could dilute the voting power of any person seeking to obtain control of the Company, particularly if Preferred Stock were issued with voting rights in excess of one vote per share had the right to vote separately by class respecting some matters, or had other special rights. Such action could in addition increase the cost of any takeover attempt because of the increased number of shares outstanding. Such tender offer or take-over attempts may be beneficial to the Company and its stockholders and the discouragement thereof might deprive the Company's stockholders of advantageous opportunities to sell their shares of Common Stock at higher prices than would otherwise prevail. The Board of Directors of the Company does not have any commitment or understanding relating to the issuance of the Preferred Stock in any future transaction.

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


     Discussion of the Amendment
     ---------------------------

     Under the Company's Amended Certificate of Incorporation, the Board of Directors of the Company will have the authority to issue authorized and unissued shares of Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company's Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

     Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the board has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

     The Board of Directors of the Company believes it will benefit the shareholders to have Preferred Shares available for issuance in connection with a possible financing of the Company's business or an acquisition, although, except for discussions with TravelNow, the Company has no plans, arrangements, understanding or commitments with respect to the issuance of such shares.

Approval Required

     The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. As discussed above, the Company's Board of Directors, on July 2, 1999 the record date of the transaction, hold voting authority for stock representing approximately 80.2894% of the votes of the Company's outstanding stock. They have executed written consents voting those shares in favor of the proposed amendment. The Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete.

                           INCORPORATION BY REFERENCE

     The following documents filed with the Commission by the Company are hereby incorporated by reference into this Information Statement:

     (1)  The Company's Form 10-SB, as most recently amended.

     (2) Articles of Amendment to the Articles of Incorporation of Sentry Accounting, Inc.



                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the meeting.

                                              By Order of the Board of Directors


                                              /s/ Teresa B. Crowley
                                              ---------------------
                                              Teresa B. Crowley
                                              Chairman of the Board

July 2, 1999




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